Exhibit 10.1

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks

EMPLOYMENT AGREEMENT

This Employment Agreement made as of the 5th day of June, 2012 (this “Agreement”) by and between Federal-Mogul Corporation, which has its offices at 26555 Northwestern Highway, Southfield, Michigan 48033 (“Employer”), a subsidiary of Icahn Enterprises L.P. (“IEP”), and Michael Broderick residing at [                    ] (“Employee” or “you”).

In consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby ACKNOWLEDGED, the parties hereby agree as follows:

1. Employment. Subject to the terms of this Agreement, Employer hereby employs Employee to perform the duties described in Section 2 below, and Employee hereby accepts such employment. Initially, Employee’s title shall be Chief Executive Officer of the Aftermarket Division (as defined below), reporting to the Employer’s Board of Directors (the “Board”). Employee understands, acknowledges and agrees that the Board is in the process of modifying the Employer’s corporate structure to create a separate Aftermarket Division but that the terms of such separation have not yet been determined. “Aftermarket Division” shall mean the operating segment of the Employer principally engaged in the manufacture, sale and distribution of automotive, industrial and commercial parts in the aftermarket (as opposed to original equipment manufacturers). It is contemplated that no later than March 31, 2013, the Board shall approve a plan establishing the assets, properties and personnel that shall be held by the Aftermarket Division and the principal terms of the separation of the Aftermarket Division from the Employer’s other business segment(s), including the allocation of corporate-level expenses to the Employer’s business segments. Thereafter, the Employer shall maintain separate stand-alone financial statements for the Aftermarket Division, which shall be audited annually. Notwithstanding the foregoing, the Board may, in its discretion, decide to alter or abandon the contemplated separation of the Aftermarket Division at any time after the commencement of the Term (as defined below), subject to Employee’s rights under Section 6(ii)(b) of this Agreement, if any.

2. Duties. Employee shall perform such duties for Employer and its subsidiaries as Employer or the Board may request from time to time. Employee agrees to devote his full business time and reasonable best efforts to such duties. Employee shall perform the services required under this Agreement in the Detroit, Michigan metropolitan area, subject to travel requirements consistent with his position, unless otherwise approved by the Board.

3. Benefits. During the Term (as defined herein), Employee shall be entitled to twenty (20) days of paid time-off in accordance with the policies of Employer and shall participate in all benefit programs and plans for which he is eligible, which are made available to all executive employees of Employer (including an automobile allowance equal to 4% of the Base Salary in effect from time to time). Subject to compliance with its relocation policy, Employer shall reimburse Employee for his reasonable relocation expenses (which amount shall not exceed $175,000) when he establishes residence in the Detroit, Michigan metropolitan area. Employee shall establish residence in the Detroit area within 12 months of the commencement of the Term.

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks

4. Term. The term of employment under this Agreement shall commence on or about June 18, 2012 and end on March 31, 2017 unless such employment ceases earlier for any reason (see Section 6 below) (whether: (i) terminated for Cause; (ii) terminated without Cause; (iii) due to death or disability; or (iv) by the action of Employee such as by Employee for Good Reason (as defined in Section 6(ii)(b)) below, resignation or retirement. For all purposes under this Agreement “Term” shall mean the period beginning on the first day and ending on the last day of Employee’s employment under this Agreement.

5. Compensation.

(i) Cash Compensation. During the Term, Employer agrees to pay to Employee and Employee agrees to accept, as his cash compensation for all services to be rendered under this Agreement, a base salary at the rate of $475,000 per full 365-day year, subject to upward adjustment as determined from time to time by the Board (the “Base Salary”). The Base Salary shall be earned and payable in accordance with the normal payroll practices of Employer.

Employee shall also be eligible to receive a bonus under the Employer’s Management Incentive Plan or a successor plan (the “MIP”) in respect of each completed fiscal year that Employee remains employed by Employer during the Term. Employee’s target bonus opportunity under the MIP shall be 80% of the Base Salary in effect from time to time, based on achievement of metrics approved by the Board in its discretion. Employee’s maximum bonus opportunity under the MIP shall be 160% of the Base Salary in effect from time to time. In the event that this Agreement is terminated in accordance with its terms upon expiration of the Term on March 31, 2017 and is not extended beyond March 31, 2017, Employee shall be eligible for a pro rata MIP bonus in respect of fiscal 2017, as determined by the Board. With respect to fiscal 2012 only, subject to Employee’s continued employment through the payment date, Employee shall receive a cash bonus of $210,000, which amount shall be payable following December 31, 2012 in accordance with the following paragraph.

Any bonus contemplated by this Agreement (whether pursuant to the MIP or otherwise) shall be deemed earned and payable only if (i) the bonus is approved by the Board in writing and (ii) Employee is employed by Employer on the date such bonus is paid (other than any pro rata bonus in respect of fiscal 2017). Any bonus payments shall be made promptly following approval by the Board and in no event later than sixty-five (65) days after the end of the taxable year of Employer for which such approval was given. The Base Salary and annual bonus under the MIP are referred to herein together as the “Cash Compensation”. All payments of Cash Compensation shall be made in cash and shall be subject to applicable deductions, and to payroll and withholding taxes as required by law.

(ii) Equity Compensation. Within 15 days of the commencement of the Term, Employee will be granted a cash-settled performance-based equity appreciation award (the “Option Award”) on such terms as are more fully set forth in Exhibit B to this Agreement.

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks

6. Early Termination.

(i) Power of Termination. The Employer may terminate the employment of Employee under this Agreement at any time, with Cause, or in the discretion of Employer, without Cause. “Cause” shall mean any of the following: (a) conviction of, indictment for or plea of nolo contendere to any felony or any crime involving fraud, embezzlement or dishonesty; or conviction of or plea of nolo contendere to a misdemeanor or other crime (other than traffic violations) punishable by imprisonment under federal, state or local law; (b) failure to follow, in any material respect, the lawful directions given by Employer or its subsidiaries or the policies or procedures adopted by the Board from time to time; (c) failure to come to work on a full-time basis, other than on holidays, vacation days, sick days, or other days off under Employer’s business policies; (d) impairment due to alcoholism, drug addiction or similar matters that affects Employee’s ability to perform his duties under this Agreement, as determined by the Board; and (e) a material breach of this Agreement, including, without limitation, any breach of Sections 8 or 9 hereof. Prior to termination for “Cause” as a result of failure as contemplated in clause (b) or (c) above, Employee shall be given notice of his activity giving rise to such failure and will have 10 business days to correct such activity; provided that Employer shall only be required to provide notice under this sentence one time during any calendar year.

(ii) Effect of Termination. (a) In the event that Employee’s employment is terminated (whether: (i) for Cause; (ii) without Cause; (iii) due to death or disability; or (iv) by the action of Employee such as resignation or retirement), the Employee shall be entitled to receive any Base Salary earned and not yet paid through the date of termination and any amounts payable on account of accrued but unused paid-time-off days. Employee’s employment under this Agreement will terminate upon Employee’s death or disability. For purposes of this Agreement, disability shall be deemed to occur if so declared in a written notice by Employer to Employee, following illness or injury (including mental illness) to Employee that results in Employee being unable to perform his duties at the offices of Employer for a period of 45 consecutive business days or for 60 days during any 90 business-day period.

(b) In the event that Employee’s employment is terminated prior to March 31, 2017 by Employer without Cause or by Employee for Good Reason (as hereafter defined), the Employee shall be entitled to receive on the sixtieth day following his employment termination date, in addition to any amounts due under Section 6(ii)(a) above (but without duplication of any amounts due under Section 6(ii)(a) above), an amount equal to one (1) year’s Base Salary (at the rate in effect at the time of termination). If Employee terminates his employment for Good Reason under subsection (ii) (below) of this paragraph, Employee shall also receive an amount equal to one (1) year’s annual bonus under the MIP, calculated at the target level of performance. In addition, in the event Employee’s employment is terminated after December 31, 2013 and prior to December 31, 2016 by Employer without Cause or by Employee for Good Reason, Employee shall be entitled to pro rata vesting of the Option Award as more fully set forth in Exhibit B. “Good Reason” shall mean and be limited to, (i) the failure of Employer to make any payment expressly required to be made under the terms of this Agreement or any amendment hereto, if such failure continues for 15 business days following written notice detailing the amount and circumstances of such failure given personally by hand by the Employee to the Chairman of the Board with a copy to the General Counsel of Employer, provided that if such

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks failure is the result of a good faith dispute with respect to such payment then such failure shall not constitute or be deemed to constitute “Good Reason,” (ii) the determination by the Board not to create or maintain a separate Aftermarket Division of the Employer or (iii) a change or diminution of the Employee’s responsibilities such that he no longer serves as the Chief Executive Officer of the Aftermarket Division reporting to the Board. For the avoidance of doubt, in no event shall the termination of this Agreement in accordance with its terms upon expiration of the Term on March 31, 2017 be considered, or deemed to be, a termination of Employee’s employment by Employer without Cause or by Employee for Good Reason.

(c) The obligations of Employer to make any payment required pursuant to this Section 6 (other than any amounts of Employee’s accrued Base Salary and any amounts payable on account of accrued but unused paid-time-off days), is subject to and conditioned upon (i) execution and delivery by Employee to Employer within 45 days of Employee’s employment termination date of a release agreement in favor of Employer, its Affiliates and their respective officers, directors, employees, agents and equity holders in respect of Employee’s employment with Employer and the termination thereof substantially in a form set forth in Exhibit A attached hereto and as then provided by Employer to Employee, and (ii) such release agreement, once executed by Employee and delivered to Employer, becomes irrevocable and final under the applicable law.

(iii) No Other Rights of Employee. In the event of the cessation of the employment of the Employee for any reason or no reason whether as contemplated in clauses (i) and (ii) above or otherwise, the Employee shall cease to have any right to Cash Compensation or any other payment or consideration other than (i) as expressly set forth in this Section 6 and (ii) under any employee benefit plans of Employer and its subsidiaries applicable to Employee in the event of cessation of employment under the circumstances of such cessation, and (iii) any accrued vested benefits under any retirement plan in accordance with the terms of such plan and applicable law. To the extent that any provision of this Agreement may result in any duplication of any calculation, benefit, allocation, payment or amount, such consequence is not intended and no such duplicate amount shall be included in any calculation, benefit, allocation, payment or amount.

(iv) Resignation. Employee may resign from his employment under this Agreement (but will remain subject to applicable terms of this Agreement, including, without limitation, Sections 8, 9 and 11 hereof). Any such resignation will not be on less than two (2) weeks prior written notice to Employer.

7. Representations and Warranties. Employee represents as follows:

(i) To the best of his knowledge, he is not a party to, or involved in, or under investigation in, any pending or threatened litigation, proceeding or investigation of any governmental body or authority or any private person, corporation or other entity.

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks

(ii) Employee has never been suspended, censured or otherwise subjected to any disciplinary action or other proceeding by any State, other governmental entities, agencies or self-regulatory organizations.

(iii) Employee is not subject to any of the following (each a “Restrictive Obligation”): any employment agreement, non-solicitation agreement, restrictive covenant, non-compete or other contract or other restriction whatsoever that would be breached or violated by entering into or performing his duties under this Agreement or that would cause him to not be able fully to fulfill his duties under this Agreement. Employer acknowledges and confirms receipt of Employee’s restricted stock award agreement of his current employer. In the event that, following its review thereof with its legal counsel, Employer, acting in good faith, determines that Employee is subject to a Restrictive Obligation or that the terms thereof otherwise would adversely affect or interfere with the business, operations or activities of Employer or its Affiliates, Employer may, upon notice to Employee, terminate the employment of Employee hereunder, which will for all purposes have the same effects as a voluntary resignation of the employment of the Employee hereunder.

(iv) Employer and Employee agree that Employee shall not disclose to the Employer any information regarding his current employer obtained by Employee while employed by his current employer the disclosure of which would constitute a breach of Employee’s fiduciary or contractual obligations to his current employer. In addition, Employer and Employee agree that for a period of one year following the date hereof, Employee shall not participate in the determination of any award of business to his current employer or the modification of the terms of any existing agreement between the Employer and his current employer.

8. Confidential Information. During the Term and at all times thereafter, Employee shall hold in a fiduciary capacity for the benefit of Employer and its subsidiaries all secret or confidential information, knowledge or data (collectively, “Confidential Information”), including without limitation trade secrets, business opportunities and methodologies relating to the business of Employer and its subsidiaries, and their respective businesses: (i) obtained by Employee during Employee’s employment with Employer and (ii) not otherwise in the public domain. Employee shall not, without prior written consent of Employer (which may be granted or withheld in its discretion), use, or communicate or divulge any Confidential Information, or any related knowledge or data to anyone other than Employer and those designated by Employer, except to the extent compelled pursuant to the order of a court or other body having jurisdiction over such matter or based upon the advice of his counsel that such disclosure is legally required; provided, however, that Employee will assist Employer, at Employer’s expense, in obtaining a protective order, other appropriate remedy or other reliable assurance that confidential treatment will be accorded such information so disclosed pursuant to the terms of this Agreement.

All processes, technologies, business opportunities, valuation models and methodologies, and inventions (collectively, “Inventions”), including without limitation new contributions, improvements, ideas, business plans, discoveries, trademarks and trade names, conceived, developed, invented, made or found by Employee, alone or with others, during the Term, whether or not patentable and whether or not on the time of Employer or its subsidiaries or with

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks the use of their facilities or materials, shall be the property of Employer or its subsidiaries, as applicable, and shall be promptly and fully disclosed by Employee to Employer. Employee shall perform all necessary acts (including, without limitation, executing and delivering any confirmatory assignments, documents, or instruments requested by Employer) to vest title to any such Invention in Employer and to enable Employer, at its expense, to secure and maintain domestic and/or foreign patents or any other rights for such Inventions.

Without limiting anything contained above, Employee agrees and acknowledges that all personal and not otherwise public information about Employer and its subsidiaries and the respective Affiliates of any of the foregoing (including, without limitation, all information regarding IEP, Carl C. Icahn, Mr. Icahn’s family and employees of Employer, IEP and their respective Affiliates) shall constitute Confidential Information for purposes of this Agreement. In no event shall Employee during or after his employment with Employer, disparage Employer, IEP, Mr. Icahn, Mr. Icahn’s family, the respective Affiliates of any of the foregoing or any of their respective officers, directors or employees.

Employee further agrees not to write, contribute to, or assist any other person in writing or creating, a book, film, broadcast, article, blog or any other publication (whether in print, electronic or any other form) about or concerning, in whole or in part, Employer, its subsidiaries, IEP, Mr. Icahn, his family members or any of the respective Affiliates of any of the foregoing, in any media and not to publish or cause to be published in any media, any Confidential Information, and further agrees to keep confidential and not to disclose to any third party, including, but not limited to, newspapers, authors, publicists, journalists, bloggers, gossip columnists, producers, directors, script writers, media personalities, and the like, in any and all media or communication methods, any Confidential Information.

In furtherance of the foregoing, the Employee agrees that during the Term and following the termination of his employment with Employer, the sole and only disclosure or statement he will make about or concerning any or all of Employer, IEP, Mr. Icahn, his family members, or any of the respective Affiliates of any of the foregoing is to acknowledge that he is or was employed with Employer.

9. Competitive Services. (i) Employee agrees that from the date hereof (other than as the “Employee” under this Agreement) and through a period ending one (1) year from the last day of Employee’s employment under this Agreement (such date, the “End Date”), he will not engage or participate, directly or indirectly, in any business that is competitive with the business of the Employer or any of its subsidiaries or the business of any customer of the Employer (each a “Covered Business”) or group of Affiliated Covered Businesses (including, without limitation, any supplier or distributor of automotive, commercial vehicle or industrial powertrain and/or safety technologies, whether marketed to original equipment manufacturers or the aftermarket), in any capacity, directly or indirectly, whether as an individual, investor, stockholder, partner, owner, equity owner, lender, agent, trustee, consultant, employee, advisor, manager, franchisee or in any other relationship or capacity, and will not enter into the employ of any Covered Business, render any services to any Covered Business, raise capital or seek to raise capital for any Covered Business, or otherwise become interested in, receive compensation from, or aid,

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks represent, work with or for, or assist any Covered Business directly or indirectly in any manner and will not seek, agree to, obtain, negotiate with respect to or otherwise arrange to engage in, any of the activities, arrangements, employment, relationships, transactions or investments referred to above; provided, however, that the provisions in this Section 9(i) shall not be deemed to preclude Employee from investing his own funds to acquire securities solely for his own account: (x) during the Term in a manner that is in compliance with the policies and procedures of the Employer and its subsidiaries; or (y) after the end of the Term and on or prior to the End Date, that either (A) does not constitute a direct or indirect interest in any Covered Business; or (B) if such investment does constitute a direct or indirect interest in a Covered Business, such investment is solely a passive investment, and such investment does not, in the aggregate, constitute more than one percent (1%) of any class or series of outstanding securities of such Covered Business and the securities of such entity so purchased by Employee are registered under Section 12 of the Securities Exchange Act of 1934.

Notwithstanding the foregoing:

(A)	Employer may, in its discretion, extend the 1-year post-employment period specified in Section 9(i) above for an additional one (1) year (in which case the “End Date” for purposes of both Section 9(i) above and Section 9(ii) below shall be the date that is two (2) years from the last day of Employee’s employment under this Agreement) by providing written notice to that effect to Employee not later than sixty (60) days prior to the expiration of the initial 1-year post-employment period; provided, however, that any such extension shall be subject to Employee receiving, during the second year of such extended period, one year’s Base Salary (at the rate in effect at the time of termination), payable in accordance with the normal payroll practices of Employer; and

(B)	In the event that this Agreement is terminated in accordance with its terms upon expiration of the Term on March 31, 2017 and is not extended beyond March 31, 2017, the 1-year post-employment period specified in Section 9(i) above shall be inapplicable unless the Employer elects, in its discretion, to have such 1-year period apply to Employee (in which case the “End Date” for purposes of both Section 9(i) above and Section 9(ii) below shall be the date that is one (1) year from the last day of Employee’s employment under this Agreement) by providing written notice to that effect to Employee not later than sixty (60) days prior to the expiration of the Term; provided, however, that any such extension shall be subject to Employee receiving, during such 1-year period, one year’s Base Salary (at the rate in effect at the time of termination), payable in accordance with the normal payroll practices of Employer; and

(C)	Employee shall have the right to elect COBRA continuation coverage for himself and eligible family members with respect to the 1-year post-employment period specified in Section 9(i) above, as well during any time that such period is extended at the election of Employer pursuant to this Agreement, in which case Employer shall pay any applicable premiums to the same extent as if Employee continued to be employed under this Agreement; provided, however, that such coverage shall cease at such time as Employee becomes employed by a company other than Employer.

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks

(ii) From the date hereof and through a period ending on the End Date, Employee will not: (a) solicit, interfere with or endeavor to entice away from Employer or any of its subsidiaries or Affiliates, any current or prospective customer or client, or any person in the habit of dealing with any of the foregoing; (b) attempt to direct or solicit any current or prospective customer or client away from Employer or any of its subsidiaries or Affiliates; (c) interfere with, entice away or otherwise attempt to obtain or induce the withdrawal of any employee of Employer or any of its subsidiaries or Affiliates; (d) advise any person not to do business with Employer or any of its subsidiaries or Affiliates; or (e) attempt to direct, divert, or otherwise usurp any business opportunity or transaction that Employee learned of during Employee’s employment with Employer.

(iii) The Employee acknowledges and agrees that Employer and its subsidiaries have a worldwide reputation and operate on a worldwide basis and that the scope of this covenant will and is intended to prohibit his activities as set forth above throughout the world. The Employee acknowledges and agrees that the provisions of Sections 8 and 9 are fair and reasonable and necessary to protect the business, reputation, goodwill and franchise of Employer and its subsidiaries. Employee acknowledges that, in light of the significant compensation of Employee, Employee is voluntarily entering into this provision and is well able to comply with its provisions without hardship.

10. Remedy for Breach. Employee hereby acknowledges that the provisions of Sections 8 and 9 of this Agreement are reasonable and necessary for the protection of the Employer and its Affiliates and all other persons referred to therein, and are not unduly burdensome to Employee and that Employee acknowledges such obligations under such covenants. Employee further acknowledges that Employer and its Affiliates (including but not limited to IEP, Mr. Icahn, his family and estate) will be irreparably harmed if such covenants are not specifically enforced. Accordingly, Employee agrees that, in addition to any other relief to which Employer and its Affiliates (including but not limited to IEP, Mr. Icahn, his family and estate) may be entitled, including claims for damages, all such persons and entities shall be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purpose of restraining Employee from an actual or threatened breach of such covenants.

11. Miscellaneous.

(i) Affiliate. For purposes of this Agreement the term “Affiliate” (or a person or entity “Affiliated” with another person or entity) and “control” (including the terms “controlling,” “controlled by” and “under common control with”) shall have the meanings set forth in Rule 405 of Regulation C of the Securities Act of 1933, as amended. References in this agreement to a person shall be deemed to include references to natural persona and entities and references to entities shall be deemed to include persons.

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks

(ii) Entire Agreement. This Agreement supersedes any and all existing agreements, oral or written, between Employee and Employer or any of its Affiliates relating to the subject matter hereof. Employee is not entitled to any other payments or benefits from any of the Employer or its Affiliates except as expressly provided for herein.

(iii) Amendments and Waivers. No provisions of this Agreement may be amended, modified, waived or discharged except as agreed to in writing by Employee and Employer. The failure of a party to insist upon strict adherence to any term or provision of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or provision or any other term or provision of this Agreement.

(iv) Employer and Board Discretion. For purposes of clarity, all discretionary powers granted to the Employer and/or the Board in this Agreement shall be exercised in the sole and absolute discretion of the Employer and/or Board.

(v) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and/or to be performed in that State, without regard to any choice of law provisions thereof. All disputes arising out of or related to this Agreement shall be submitted to the state and federal courts of New York, and each party irrevocably consents to such personal jurisdiction and waives all objections thereto, but does so only for the purposes of this Agreement.

(vi) Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

(vii) Judicial Modification. If any court or arbitrator determines that any of the covenants in Sections 8 or 9, or any part of any of them, is invalid or unenforceable, the remainder of such covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court or arbitrator determines that any of such covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court or arbitrator shall reduce such scope to the extent necessary to make such covenants valid and enforceable and Employee will enter into such agreement with Employer as may be requested by them in order to reduce the scope of such provisions so that such provisions will be valid and enforceable to the maximum extent possible.

(viii) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Employer. Employee may not sell, convey, assign, transfer or otherwise dispose of, directly or indirectly, any of the rights, claims, powers or interest established under this Agreement other than with the prior written consent (which may be granted or withheld in its discretion) of the Employer, provided that the same may, upon the death of Employee, be transferred by will or intestate succession, to his estate, executors, administrators or heirs, whose rights therein shall for all purposes be deemed subject to the terms of this Agreement. IEP, Mr. Icahn, his family members, and the respective Affiliates of any of the foregoing, are express third-party beneficiaries of this Agreement and are entitled to enforce the terms hereof.

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks

(ix) Taxes. All payments to Employee shall be subject to applicable deductions, payroll and withholdings taxes, as required by law.

(x) Personal Liability. The liability, obligations and duties under this Agreement shall only be liabilities, obligations and duties of Employee and Employer and are not personal liabilities, obligations and duties of IEP or Mr. Icahn and neither IEP nor Mr. Icahn shall have any personal liability under this Agreement.

(xi) Survival. This Agreement and all of the provisions hereof (other than Sections 6, 8, 9, 10 and 11 which shall survive the termination of the employment of Employee under this Agreement) shall terminate upon Employee ceasing to be an employee of Employer for any reason.

(xii) Following the earlier of March 31, 2017 or the termination of the Term, Employee will not be deemed to be employed under this Agreement, even if the employment of Employee with the Employer or its Affiliates continues.

12. Other. Employee shall follow all policies and procedures and compliance manuals adopted by or in respect of any or all of Employer, its subsidiaries and IEP, including, without limitation, those applicable to investments by employees.

13. Section 409A of the Code.

(i) This Agreement and all other agreements referred to herein or contemplated hereby in connection with the Employee’s employment are intended to meet the requirements of Section 409A of the Code, and shall be interpreted and construed consistent with that intent.

(ii) Notwithstanding any other provision of this Agreement or any other agreements referred to herein or contemplated hereby in connection with the Employee’s employment, to the extent that the right to any payment (including the provision of benefits) hereunder provides for the “deferral of compensation” within the meaning of Section 409A(d)(1) of the Code, the payment shall be paid (or provided) in accordance with the following:

If the Employee is a “Specified Employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the Date of Termination, then no such payment shall be made or commence during the period beginning on the Date of Termination and ending on the date that is six months following the Date of Termination or, if earlier, on the date of the Employee’s death, if the earlier making of such payment would result in tax penalties being imposed on the Employee under Section 409A of the Code. The amount of any payment that would otherwise be paid to the Employee during this period shall instead be paid to the Employee on the first business day following the date that is six months following the Date of Termination or, if earlier, the date of the Employee’s death.

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks

Payments with respect to reimbursements or payments of expenses shall be made promptly, but in any event on or before the last day of the calendar year following the calendar year in which the relevant expense is incurred. The amount of expenses eligible for reimbursement or payment, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits provided, in any other calendar year, except for any limit on the amount of expenses that may be reimbursed under an arrangement described in Section 105(b) of the Code, and the Employee’s right to reimbursement or in-kind benefits may not be liquidated or exchanged for any other benefit. If the Employee is a ‘Specified Employee’ under Code Section 409A, the full cost of any continuation or provision of employee benefit plans or programs following the Date of Termination (other than any cost of medical or dental benefit plans or programs or the cost of any other plan or program that is exempt from Code Section 409A) shall be paid by the Employee until the earlier to occur of the Employee’s death or the date that is six months and one day following the Employee’s Date of Termination, and such cost shall be reimbursed by the Company to, or on behalf of, the Employee in a lump sum cash payment on the earlier to occur of the Employee’s death or the date that is six months and one day following the Employee’s Date of Termination. In addition, if the Employee is a ‘Specified Employee’ under Code Section 409A on the Employee’s Date of Termination, any payment or reimbursement of Employee’s expenses, or in-kind benefits provided, that constitutes a ‘deferral of compensation’ within the meaning of Section 409A(d)(1) of the Code, shall not be paid or provided, as applicable, until the earlier to occur of the Employee’s death or the date that is six months and one day following the Executive’s Date of Termination.

(iii) The time or schedule of any payment or amount scheduled to be paid pursuant to the terms of this Agreement or any other agreements referred to herein or contemplated hereby in connection with the Employee’s employment, including but not limited to any stock appreciation right or other equity-based award, payment or amount that provides for the ‘deferral of compensation’ within the meaning of Section 409A(d)(1) of the Code, may not be accelerated except as otherwise permitted under Code Section 409A and the guidance and Treasury regulations issued thereunder.

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

EMPLOYEE

/s/ Michael Broderick
MICHAEL BRODERICK

FEDERAL-MOGUL CORPORATION

By:	/s/ Rainer Jueckstock
Name: Rainer Jueckstock
Title: Co-Chief Executive Officer, Federal-Mogul Corporation Chief Executive Officer, OE Division

[Signature page to Employment Agreement between Federal-Mogul Corporation and Michael Broderick. Term: on or about June 18, 2012 through March 31, 2017; Base Salary: $475,000/year; Fixed bonus of $210,000 with respect to fiscal 2012; Discretionary Bonus as determined by the Board of Directors of Federal-Mogul in its discretion; Maximum of one-year’s base salary as severance if terminated without Cause or resigns for Good Reason (plus 1 year target bonus if Employee terminates his employment for Good Reason due to Employer’s decision not to create and maintain a separate Aftermarket Division); Non-Compete: 1 year from termination (extendable for an additional 1 year at Federal-Mogul’s option); Cash-settled performance-based equity appreciation award relating to Aftermarket Division].

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks

Exhibit A

[FORM OF RELEASE]

GENERAL RELEASE OF ALL CLAIMS

This General Release of All Claims (the “General Release”) dated as of                       , 20         is made in consideration of severance payments and other benefits provided to the undersigned employee (“Employee”) under the Employment Agreement by and between FEDERAL-MOGUL CORPORATION (the “Company”) and MICHAEL BRODERICK (“Employee”) and dated as of June 5, 2012 (the “Employment Agreement”). Unless otherwise defined herein, the terms defined in the Employment Agreement shall have the same defined meaning in this General Release.

1. For valuable consideration to be paid to Employee, upon expiration of the seven day revocation period provided in Section 7 herein, as provided for in Section 6 of the Employment Agreement and to which he is not contractually entitled to absent the execution of this General Release, the adequacy of which is hereby acknowledged, Employee, for himself, his spouse, heirs, administrators, children, representatives, executors, successors, assigns, and all other persons claiming through Employee, if any (collectively, “Releasers”), does hereby release, waive, and forever discharge the Company and the Company’s former, present or future subsidiaries, parents, Affiliates and related organizations, and its and their employees, beneficial owners, officers, directors, equity holders, attorneys, successors and assigns as well as all Related Persons (collectively, the “Releasees”) from, and does fully waive any obligations of Releasees to Releasers for, any and all liability, actions, charges, causes of action, demands, damages, or claims for relief, remuneration, sums of money, accounts or expenses (including, without limitation, attorneys’ fees and costs) of any kind whatsoever, whether known or unknown or contingent or absolute, which heretofore has been or may have been suffered or sustained, directly or indirectly, by Releasers in consequence of, arising out of, or in any way relating to Employee’s employment with the Company (whether pursuant to the Employment Agreement or otherwise) or any of its Affiliates and the termination of Employee’s employment. The foregoing release, discharge and waiver includes, but is not limited to, all claims, and any obligations or causes of action arising from such claims, under common or statutory law including, without limitation, any state or federal discrimination, fair employment practices or any other employment-related statute or regulation (as they may have been amended through the date of this General Release) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, color, religion, national origin, age, gender, marital status, disability, handicap, veteran status or sexual orientation. Without limitation, specifically included in this paragraph are any claims arising under the Federal Rehabilitation Act of 1973, Age Discrimination in Employment Act of 1967, as amended (“ADEA”), the Older Workers Benefit Protection

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks

Act, Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, the Equal Pay Act, the Americans With Disabilities Act, the National Labor Relations Act, Employee Retirement Income Security Act of 1974, the Family Medical Leave Act of 1993, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Uniformed Services Employment and Reemployment Rights Act, the Genetic Information Non-Discrimination Act, the National Labor Relations Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the Elliott-Larsen Civil Rights Act, the Persons With Disabilities Civil Rights Act, the Wage and Fringe Benefit Act, and any similar statutes (all as amended). The foregoing release and discharge also expressly includes, without limitation, any claims under any state or federal common law theory, including, without limitation, wrongful or retaliatory discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence, claims for alleged physical or personal injury, emotional distress relating to or arising out of Employee’s employment with the Company or the termination of that employment; and any claims under the WARN Act or any similar law, which requires, among other things, that advance notice be given of certain work force reductions. All of the claims, liabilities, actions, charges, causes of action, demands, damages, remuneration, sums of money, accounts or expenses described in this Section 1 shall be described, collectively as the “Released Claims”.

2. Excluded from this General Release are claims and rights that arise after the date Employee signs this General Release, any claims which cannot be waived by law, indemnification rights, and any claims for accrued vested benefits under any retirement plan (including Employer’s German pension plan referred to in Section 3 of the Employment Agreement) in accordance with the terms of such plan and applicable law. Employee does, however, waive Employee’s right to any monetary recovery should any agency (such as the Equal Employment Opportunity Commission) pursue any claims on Employee’s behalf. Nothing in this General Release shall be deemed to waive Employee’s right to file a charge with or participate in any investigation or proceeding conducted by the U.S. Equal Employment Opportunity Commission or other government agency, except that even if Employee files a charge or participates in such an investigation or proceeding, Employee will not be able to recover damages or equitable relief of any kind from the Releasees with respect to the Released Claims.

3. Any unresolved dispute arising out of this General Release shall be litigated in any court of competent jurisdiction in the Borough of Manhattan in New York City; provided that the Company may elect to pursue a court action to seek injunctive relief in any court of competent jurisdiction to terminate the violation of its proprietary rights, including but not limited to trade secrets, copyrights or trademarks. Each party shall pay its own costs and fees in connection with any litigation under this General Release.

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks

4.	Employee acknowledges and recites that:

(a) Employee has executed this General Release knowingly and voluntarily;

(b) Employee has read and understands this General Release in its entirety;

(c) Employee has been advised and directed orally and in writing (and this subparagraph (c) constitutes such written direction) to seek legal counsel and any other advice he wishes with respect to the terms of this General Release before executing it;

(d) Employee’s execution of this General Release has not been forced by any employee or agent of the Company, and Employee has had an opportunity to negotiate about the terms of this General Release and that the agreements and obligations herein are made voluntarily, knowingly and without duress, and that neither the Company nor its agents have made any representation inconsistent with the General Release; and

(e) Employee has been offered 45 calendar days after receipt of this General Release to consider its terms before executing it.

5. This General Release shall be governed by, and construed in accordance with, the laws of the United States applicable thereto and the internal laws of the State of New York, without giving effect to the conflicts of law principles thereof. Subject to applicable law, Employee waives the right to a jury trial with respect to any dispute arising from this General Release.

6. Employee represents that he has returned all property belonging to the Company including, without limitation, keys, access cards, computer software and any other equipment or property. Employee further represents that he has delivered to the Company all documents or materials of any nature belonging to it, whether an original or copies of any kind, including any Confidential Information.

7. Employee shall have seven days from the date he signs this General Release to revoke it by providing written notice of the revocation to the Company, in which event this General Release shall be unenforceable and null and void. Provided employee does not revoke this General Release, it shall become effective on the eighth day after Employee signs this General Release.

8. If any paragraph or part or subpart of any paragraph in this General Release or the application thereof is construed to be overbroad and/or unenforceable, then the court making such determination shall have the authority to narrow the paragraph or part or subpart of the paragraph as necessary to make it enforceable and the paragraph or part or subpart of the paragraph shall then be enforceable in its/their narrowed form. Moreover, each paragraph or part or subpart of each paragraph in this General Release is independent of and severable (separate) from each other. In the event that any paragraph or part or subpart of any paragraph in this General Release is determined to be legally invalid or

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks unenforceable by a court and is not modified by a court to be enforceable, the affected paragraph or part or subpart of such paragraph shall be stricken from the General Release, and the remaining paragraphs or parts or subparts of such paragraphs of this General Release shall remain in full, force and effect.

I, Michael Broderick, represent and agree that I have carefully read this General Release; that I have been given ample opportunity to consult with my legal counsel or any other party to the extent, if any, that I desire; and that I am voluntarily signing by my own free act.

PLEASE READ THIS GENERAL RELEASE CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

EMPLOYEE:

By:
Name: Michael Broderick
Title:
Date:	, 20

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks

Exhibit B

EQUITY COMPENSATION TERMS

Equity Compensation. Within 15 days of the commencement of the Term (the “Initial Date”), you will be granted a cash-settled performance-based equity appreciation award on the terms set forth in this Exhibit B (the “Option Award”) representing the equivalent of 1.25 percent, subject to adjustment as provided in the plan governing the Option Award (the “Plan”), of Net Realized Value of the Aftermarket Division.

Vesting. The Option Award shall vest and be payable as follows:

(i)	Fifty percent (50%) of the Option Award shall be earned and vest on December 31, 2015 (the “2015 Award”) if you continue to be employed by the Employer under the Agreement on such date, based on the Aftermarket Division’s 2015 financial performance (as more fully described below). The remaining fifty percent (50%) of the Option Award shall be earned and vest on December 31, 2016 (the “2016 Award”) if you continue to be employed by the Employer under the Agreement on such date, based on the Aftermarket Division’s 2016 financial performance (as more fully described below). The Option Award shall be based upon the Net Realized Value, if any, in each such performance period (i.e., based upon the Aftermarket Division’s 2015 financial performance with respect to the 2015 Award and based upon the Aftermarket Division’s 2016 financial performance with respect to the 2016 Award) and be paid to the Employee following the Board’s review and approval thereof. The Board’s determination of Net Realized Value shall be made no later than March 31, 2016 (with respect to the 2015 performance period) and March 31, 2017 (with respect to the 2016 performance period); or

(ii)	Upon a Change of Control, the Option Award shall vest on the Change of Control Date. The Option Award shall be paid to the Employee based upon the Net Realized Value, if any, resulting from the Change of Control transaction no later than forty-five (45) days following the Change of Control Date, provided, however, that in the event a Change of Control occurs within eighteen (18) months of the Initial Date, Employee shall in no event receive less than $750,000.

Notwithstanding the foregoing, in no event shall the aggregate payments under the Option Award exceed $20 million and in no event shall the 2015 Award exceed $10 million and the 2016 Award exceed $10 million. Following the determination of Net Realized Value with respect to the 2016 Award or, if earlier, a Change of Control Date, the Option Award shall thereafter be immediately terminated and no additional sums will be due thereunder.

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks

If the Aftermarket Division is distributed to the security holders of the Employer, equity securities of the Aftermarket Division are sold or distributed to one or more parties (other than Affiliates) in a public offering or the assets comprising all or substantially all the Aftermarket Division are otherwise reorganized or restructured in a manner similar to the foregoing, in each case prior to December 31, 2016 (a “Spin-Off Transaction”), the outstanding unvested portion of the Option Award may, at the election of the entity constituting the holding company of the assets and entities comprising the Aftermarket Division (“SpinCo”), convert into options or stock appreciation rights of SpinCo in an amount and in such form as to preserve the intrinsic value of the outstanding Option Awards as of the effective date of the Spin-Off Transaction, all as determined by the Board and the board of directors (or equivalent governing body) of SpinCo (the “SpinCo Board”). The SpinCo Board may determine in its discretion whether such options or stock appreciation awards will be settled in stock, cash or a combination of the foregoing.

If Employee is terminated without Cause or resigns for Good Reason after December 31, 2013 and prior to December 31, 2016, he shall be entitled to receive, to the extent not theretofore paid or provided, a pro-rated portion of the Option Award equal to such Option Award multiplied by a fraction determined as follows: (i) the number of days elapsed from the commencement of the Term until the date of termination divided by (ii) the number of days measured from the commencement of the Term until December 31, 2016, on the terms and subject to the conditions of the Option Award. For the avoidance of doubt, the calculation methodology and assumptions (other than the proration formula described in this paragraph) and payment dates described in the preceding paragraphs shall remain unchanged in the event Employee is terminated without Cause or resigns for Good Reason. If Employee’s employment terminates for any other reason, any unvested portion of the Option Award shall be immediately forfeited and cancelled without the payment of any additional consideration hereunder.

The Board shall have the authority in its discretion and in good faith to adjust the calculations hereunder including, without limitation, EBITDA and Adjusted Initial Value (and the components thereof) to reflect extraordinary or non-recurring events, for changes in applicable accounting rules or principles, changes in the Employer’s or Aftermarket Division’s methods of accounting, changes in applicable law and changes due to divestitures, acquisitions or reorganizations. The Board’s determinations in this regard shall be conclusive and binding on the Employee absent manifest error.

Definitions. “Aftermarket Division” shall mean the operating segment of the Employer principally engaged in the manufacture, sale and distribution of automotive, industrial and commercial parts in the aftermarket (as opposed to original equipment manufacturers). It is contemplated that no later than March 31, 2013, the Board shall approve a plan establishing the assets, properties and personnel that shall be held by the Aftermarket Division and the terms of

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks the separation of the Aftermarket Division from the Employer’s other business segment(s), including the allocation of corporate-level expenses to the Employer’s business segments. Thereafter, the Employer shall maintain separate stand-alone financial statements for the Aftermarket Division, which shall be audited annually. Notwithstanding the foregoing, the Board may, in its discretion (but subject to the rights of Employee under his Employment Agreement), decide to abandon the contemplated separation of the Aftermarket Division at any time after the Initial Date in which event this Option Award will be immediately terminated and no sums will be due hereunder.

“Initial Value” is equal to $***, which constitutes the estimated fair market value of the Aftermarket Division, as of the Initial Date, as determined by the Board; provided, however, that the Board may, in its reasonable discretion, adjust the Initial Value to reflect any change in the composition or structure of the Aftermarket Division after the date hereof.

“Adjusted Initial Value” shall be equal to the Initial Value plus the sum of: (i) Acquisition Capital; (ii) Growth Capital Expenditures; (iii) Excess Working Capital and (iv) Restructuring Expenses, each as measured on an applicable determination date, and less any Divestiture Proceeds. With respect to the 2015 Award, Adjusted Initial Value shall be calculated as of December 31, 2015; with respect to the 2016 Award, as of December 31, 2016; and with respect to a Change of Control, as of the Change of Control Date.

“Acquisition Capital” shall equal the aggregate consideration utilized in connection with each acquisition of a business unit undertaken by the Aftermarket Division after the Initial Date, which amount shall be calculated as the aggregate dollar amount (or the fair market value of any other consideration) expended in connection with such acquisitions (including amounts expended for the acquisition of securities or assets, assumption of any debt of the entity acquired and associated fees, expenses and taxes). Any non-cash proceeds utilized in connection with such an acquisition shall be given the value determined by the Board and any contingent consideration will only constitute Acquisition Capital when and as utilized by the Employer and/or the Aftermarket Division.

“Change of Control” shall mean a transaction by which all or substantially all of the assets of the Aftermarket Division (or the securities of the entities holding such assets) are sold to a third-party who is not Affiliated with the Employer in a private sale (including such transactions that occur following a Spin-Off Transaction or a public offering of the securities of the Aftermarket Division), but in no event shall such term be utilized to refer to a Spin-Off Transaction, a public offering of the securities of the Aftermarket Division or any other transaction that would not satisfy the definition of a “change in control event” as defined in Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other official guidance issued thereunder.

“Change of Control Date” shall mean the date of consummation of a Change of Control.

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks

“Change of Control Value” shall mean the aggregate consideration received in connection with the assets being sold less all taxes and fees and expenses paid or payable in connection with the transaction. Any non-cash proceeds received in connection with such divestiture shall be given the value determined by the Board and any contingent consideration will only be recognized when and as received by the Employer. If in connection with a transaction that is the subject of a Change of Control, the assets, businesses or stock of the Employer or its subsidiaries not constituting part of the Aftermarket Division are also sold in the transaction, then for purposes of determining the Change of Control Value, the Board shall determine the portion of the aggregate consideration received that constitutes Change of Control Value.

“Divestiture Proceeds” shall equal the aggregate consideration received in connection with each sale to a third party of a portion of the Aftermarket Division after the Initial Date that does not trigger a Change of Control, less the taxes and the fees and expenses paid or payable in connection with such transactions. Any non-cash proceeds received in connection with such a divestiture shall be given the value determined by the Board and any contingent consideration will only constitute Divestiture Proceeds when and as received by the Employer and/or the Aftermarket Division.

“EBITDA” shall be, for any period, the Aftermarket Division’s consolidated net income before interest income and expense, provision for income taxes, and depreciation and amortization. The Board may, in its discretion and in good faith, adjust EBITDA to exclude the impact of: (i) gains and losses from extraordinary or non-recurring events; (ii) gains and losses due to divestitures, acquisitions, re-organizations, or any such other material change in the Company’s business; (iii) changes in applicable accounting rules or principles; (iv) changes in the Employer’s or Aftermarket Division’s methods of accounting; and (v) changes in applicable law. In addition, the Board may, in its discretion and in good faith, give pro forma full year effect to any growth capital projects, acquisitions, divestitures and restructuring expenses that occur during any performance period. The Board’s determination regarding any adjustments to “EBITDA” shall be conclusive absent manifest error.

“Excess Working Capital” shall be equal to the greater of (i) zero or (ii) (A) the average on the last date of each of the five fiscal quarters prior to the date with respect to which Adjusted Initial Value is being calculated of the Aftermarket Division’s Net Working Capital less (B) *** percent (***%) of the net sales of the Aftermarket Division for the four (4) fiscal quarters prior to such date.

“Growth Capital Expenditures” shall be equal to the funds utilized by the Aftermarket Division in connection with capital expenditures incurred between the Initial Date and the date with respect to which Adjusted Initial Value is being calculated in excess of the Maintenance Capital Expenditures for such period and shall be calculated as the greater of (i) zero and (ii) the difference between the aggregate capital expenditures incurred by the Aftermarket Division for the period in question and the aggregate Maintenance Capital Expenditures for the same period (pro-rated for any partial year).

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks

“Maintenance Capital Expenditures” initially shall be deemed to be $*** million per year (or prorated for a partial year) and thereafter shall be adjusted, following any acquisition or divestiture of assets or a business unit by the Aftermarket Division to reflect a higher or lower amount determined by the Board as the amount reasonably necessary to maintain the overall assets of the Aftermarket Division in ordinary and good repair and in a condition suitable to operate the Aftermarket Division’s business in the ordinary course.

“Net Realized Value” shall be

(i)	In the event of a Change of Control, the difference between the Adjusted Initial Value and the Change of Control Value; and

(ii)	Otherwise, the amount, if any, by which (y) exceeds (x), where (x) equals the Adjusted Initial Value and (y) equals the product of (i) EBITDA for the four (4) full fiscal quarters immediately prior to the date with respect to which Adjusted Initial Value is being calculated, multiplied by (ii) XXX (XXX).

In each case, the “Net Realized Value” to be applied upon a Change of Control or with respect to any performance period shall be reviewed and approved by the Board whose determination shall be conclusive and binding on the Employee absent manifest error.

“Net Working Capital” shall mean the Aftermarket Division’s accounts receivable plus inventory and less accounts payable, as determined in accordance with GAAP.

“Restructuring Expenses” shall mean the aggregate of all costs, expenses, charges and other adjustments incurred by or on behalf of the Aftermarket Division between the Initial Date and the date with respect to which Adjusted Initial Value is being calculated in connection with or otherwise related to establishing or restructuring the Aftermarket Division, including (without limitation) facility closure and severance costs.

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks

Example. The following example is for illustrative purposes only and shall not constitute a guarantee of any particular level of performance or resulting Option Award payment:

Performance Unit Calculation Example

($ in millions)

Assumptions	3 acquisitions for $***mm, $***mm, $***mm in 2013, 2014, and 2016 respectively
EBITDA grows to $***mm in 2015 and declines to $***mm in 2016
$***mm of growth capital spent in 2012, $***mm in 2016
$***mm spent on restructuring activities in 2012 and 2013
Working capital grows so that there is excess in 2013, 2015 and 2016
Aftermarket division is sold at the end of 2016 for $*** billion.

Aftermarket Segment Financials Example

	2012	2013	2014	2015	2016
Net Sales	***	***	***	***	***
EBITDA	***	***	***	***	***
Total Capital Expenditures	***	***	***	***	***
Restructuring	***	***	***	***	***
Acquisition Capital	***	***	***	***	***
Working Capital	***	***	***	***	***

Growth Capital Expenditures	***	***	***	***	***	Total Capex less $*** mm maintenance capex
Excess Working Captial	***	***	***	***	***	Working Capital less ***% of sales

Award Calculation

	2015 Award		2016 Award
EBITDA X ***	***		***
Change of Control Value	***		***		Example assumes a change of control at the end of 2016

Initial Value	***		***		Defined
+ Acquisition Capital	***		***
+ Growth Capital	***		***
+ Excess Working Capital	***		***
+ Restructuring Expenses	***		***

Adjusted Initial Value	***		***

Net Realized Value	***		***		EBITDA X *** or Change of Control Value less Adjusted Initial Value
% Equity	***	%	***	%

	***		***
Performance Unit Award	***		***		Payout capped at $***mm per year for 2015 & 2016 Award